UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2021

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 300

Houston, Texas 77084

(Address of principal executive offices)(Zip Code)

(713) 714-6100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 19, 2021 (the “Closing Date” or at “Closing”), Gulf Island Fabrication, Inc. (the “Company”), and Gulf Island Shipyards, LLC and Gulf Island, L.L.C., each a subsidiary of the Company (collectively, the “Sellers”), entered into a definitive agreement (the “Purchase Agreement”) pursuant to which we sold the assets and certain vessel construction contracts of our Shipyard Division (“Shipyard Transaction”) to Bollinger Houma Shipyards, L.L.C. and Bollinger Shipyards Lockport, L.L.C. (collectively, “Bollinger”) for approximately $28.6 million (“Transaction Price”) ($26.1 million, net of estimated transaction and other costs).  We received $26.4 million of the Transaction Price on the Closing Date and the remainder will be received upon Bollinger’s collection of certain customer payments associated with the Divested Shipyard Contracts (defined below).

At Closing, we also received $8.0 million from Bollinger, representing an estimate of the change in working capital for the Divested Shipyard Contracts from December 31, 2020 through the Closing Date (the “Closing Adjustment”). The Closing Adjustment is subject to a post-closing reconciliation and further adjustment (“Closing Adjustment True-Up”) based on actual changes in working capital for the Divested Shipyard Contracts from December 31, 2020 through the Closing Date compared to the Closing Adjustment.

In connection with the Shipyard Transaction, we will retain approximately $11.2 million in net working capital liabilities associated with the Divested Shipyard Contracts. Accordingly, our net cash proceeds inclusive of the Closing Adjustment and estimated Closing Adjustment True-up, and after our payment of the retained working capital liabilities associated with the Divested Shipyard Contracts, are estimated to be approximately $15.0 million.  The net cash proceeds will be used to fund net working capital liabilities associated with the Retained Shipyard Contracts (defined below) and other Shipyard Division liabilities (which totaled approximately $13.1 million at December 31, 2020) and the wind down of the Shipyard Division operations, which is anticipated to occur by mid-2022.

Included in the Shipyard Transaction are the Shipyard Division’s:

•	Property, inventory and equipment in Houma, Louisiana;
•

Contracts and related obligations for the construction of three research vessels for Oregon State University and five towing, salvage and rescue ships for the U.S. Navy (collectively, the “Divested Shipyard Contracts”);

•

Contract retentions, contract assets (representing unbilled contract amounts), contract liabilities (representing accrued contract losses and advance payment obligations) and certain accounts payable associated with the Divested Shipyard Contracts as of the Closing Date; and

•	Four drydocks (of which two were held for sale at December 31, 2020).

Bollinger has agreed to offer employment to most of the employees of our Shipyard Division associated with the Acquired Shipyard Contracts, subject to its normal employee onboarding procedures.

Excluded from the Shipyard Transaction are the Shipyard Division’s:

•	Accounts receivable, certain accounts payable and other accrued liabilities associated with the Divested Shipyard Contracts as of the Closing Date;
•

Contracts and related obligations for the construction of two forty-vehicle ferries for the North Carolina Department of Transportation, a seventy-vehicle ferry for the Texas Department of Transportation, and two multi-purpose service vessels for Hornbeck Offshore Services that are subject to dispute, together with the associated accounts receivable, accounts payable and other accrued liabilities (collectively, the “Retained Shipyard Contracts”);

•	The Lake Charles Yard and Jennings Yard which were closed in the fourth quarter 2020; and
•	Remaining assets and liabilities of the Shipyard Division.

We will retain those employees of our Shipyard Division associated with the Retained Shipyard Contracts.

We anticipate recording a pre-tax loss of approximately $26.0 million to $28.0 million in connection with the Shipyard Transaction, representing the estimated carry value of the net assets sold over the Transaction Price, inclusive of the Closing Adjustment and Closing Adjustment True-Up, at Closing.

In connection with the Shipyard Transaction, the parties also entered a transition services agreement, pursuant to which each party will provide certain transition services to the other party.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Form 8-K as Exhibit 2.1.

Item 3.03 Material Modification to Rights of Security Holders.

On April 19, 2021, and in connection with the receipt of a consent for the Shipyard Transaction, the Company and certain of our subsidiaries entered into a restrictive covenant regarding restrictive payments (the “Restrictive Covenant Agreement”) with Fidelity and Deposit Company of Maryland and Zurich American Insurance Company (collectively, “Zurich”) pursuant to which we are precluded from making dividends or repurchasing shares of our common stock until either all of the liabilities of Zurich associated with outstanding bonds for certain Retained Shipyard Contracts are discharged, or any judgment against the Company or Zurich arising out of litigation related to such Retained Shipyard Contracts is satisfied.

The foregoing description of the Restrictive Covenant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restrictive Covenant Agreement, which is attached to this Form 8-K as Exhibit 10.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On April 16, 2021, and in connection with the Shipyard Transaction, we entered into an Employment Agreement (the “Employment Agreement”) with Christian G. Vaccari, Senior Vice President – Shipyard Division, for a term of one-year.  Pursuant to the Employment Agreement, Mr. Vaccari will no longer be an officer of the Company but will continue to provide limited services to us until April 15, 2022, at which time his employment will terminate, unless terminated earlier pursuant to the terms of the Agreement.  During the remaining term of his employment, Mr. Vaccari’s annual base salary will be $167,500.  In addition, his outstanding 33,334 restricted stock units will vest on March 8, 2022.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to this Form 8-K as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On April 19, 2021, we issued a press release (the “Press Release”) announcing the completion of the Shipyard Transaction. A copy of the Press Release is attached as Exhibit 99.2.

Neither the information reported herein nor in the Press Release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section unless we specifically state that the information is to be considered “filed” under the Exchange Act or incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On April 19, 2021, and in connection with the receipt of a consent for the Shipyard Transaction, the Company and certain of our subsidiaries entered into a multiple indebtedness mortgage (the “Mortgage Agreement”) in favor of Zurich to secure the obligations and liabilities of the Company and certain of its subsidiaries under our general indemnity agreement with Zurich associated with outstanding bonds for certain Retained Shipyard Contracts.  The Mortgage Agreement encumbers all remaining real estate that was not sold in connection with the Shipyard Transaction and includes certain covenants and events of default.  The Mortgage Agreement will terminate when all of the obligations and liabilities of Zurich associated with the outstanding bonds for certain Retained Shipyard Contracts are discharged, or any judgment against the Company or Zurich arising out of litigation related to such contracts is satisfied.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The information set forth in Exhibit 99.1 to this Current Report on Form 8-K, which includes our unaudited pro forma condensed combined financial information is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1

Asset Purchase Agreement by and among Bollinger Houma Shipyards, L.L.C. and Bollinger Shipyards Lockport, L.L.C., as purchasers, and Gulf Island Fabrication, Inc., Gulf Island Shipyards, LLC and Gulf Island, L.L.C., as sellers, dated April 19, 2021. *†

10.1	Employment Agreement by and between Gulf Island Fabrication, Inc. and Christian G. Vaccari, dated April 16, 2021.

10.2

Restrictive Covenant Regarding Restrictive Payments by and among Gulf Island Fabrication, Inc., Gulf Island, L.L.C., Gulf Island Shipyards, L.L.C., Fidelity and Deposit Company of Maryland and Zurich American Insurance Company, dated April 19, 2021. †

10.3

Multiple Indebtedness Mortgage by and among Fidelity and Deposit Company of Maryland and Zurich American Insurance Company, as mortgagees, and Gulf Island, L.L.C and Gulf Island Services, L.L.C. f/k/a Dolphin Services, L.L.C., as mortgagors, dated April 19, 2021.

99.1	Unaudited pro forma condensed consolidated financial information of Gulf Island Fabrication, Inc. as of December 31, 2020 and for the years ended December 31, 2020 and 2019.
99.2	Press Release dated April 19, 2021, announcing the sale of assets and certain vessel construction contracts of Gulf Island Fabrication, Inc.’s Shipyard Division.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*

Schedule and exhibits have been omitted from this Exhibit pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule or exhibit will be furnished supplementary to the U.S. Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any documents to be furnished.

†	Certain identified information has been redacted from this Exhibit because it is both not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)
Dated:	April 19, 2021